Exhibit 99.1

Willis Towers Watson completes acquisition of TRANZACT

ARLINGTON, VA, July 30, 2019 — Willis Towers Watson (NASDAQ: WLTW), a leading global advisory, broking and solutions company, announced today that following the satisfaction of customary closing conditions and receipt of regulatory approval, it has completed its acquisition of TRANZACT, a direct-to-consumer health care organization that links individuals to U.S. insurance carriers.

TRANZACT will operate as an integral part of Willis Towers Watson’s Benefits Delivery and Administration (BDA) business, which focuses on the development and delivery of administrative solutions for employers, employees and retirees. The company will continue to use the TRANZACT brand in the market.

“We are happy to announce that Willis Towers Watson has closed its acquisition of TRANZACT,” said Gene Wickes, head of Willis Towers Watson’s BDA segment. “We are excited to welcome the TRANZACT team into Willis Towers Watson and work together to further their capabilities and proven success in the direct-to-consumer U.S. health care market – a significant growth opportunity for us going forward.”

TRANZACT markets a wide breadth of products including Medicare Advantage, Medicare Supplement, Prescription Drug Plan and an array of ancillary products, including dental, vision, life and indemnity. TRANZACT employs approximately 1,300 individuals, including 850 licensed agents.

About Willis Towers Watson

Willis Towers Watson (NASDAQ: WLTW) is a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. With roots dating to 1828, Willis Towers Watson has 45,000 employees serving more than 140 countries and markets. We design and deliver solutions that manage risk, optimize benefits, cultivate talent, and expand the power of capital to protect and strengthen institutions and individuals. Our unique perspective allows us to see the critical intersections between talent, assets and ideas — the dynamic formula that drives business performance. Together, we unlock potential. Learn more at willistowerswatson.com.

Forward Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, the benefits of the acquisition of TRANZACT to the Willis Towers Watson BDA business, including future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Willis Towers Watson’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained herein, including, but not limited to, the following: the ability of Willis Towers Watson to successfully integrate TRANZACT’s operations and employees and realize benefits, including the acceleration of our direct-to-consumer strategy at the times and to the extent anticipated; the potential impact of the consummation of the transaction on relationships, including with employees, suppliers, customers and competitors; changes in general economic, business and political conditions, including changes in the financial markets; significant competition in the marketplace; and compliance with extensive government regulation.  Factors also include those described under “Risk Factors” in the company’s most recent 10-K filing and subsequent filings filed with the SEC.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this release may not occur, and we caution you against relying on these forward-looking statements.

Media contacts

Josh Wozman

josh.wozman@willistowerswatson.com

+1 415 318 6441

Miles Russell

miles.russell@willistowerswatson.com

+44 (0) 7903262118

Investor Inquiries

Rich Keefe

rich.keefe@willistowerswatson.com

+1 215 246 3961

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